EXHIBIT (M)(X) UNDER FORM N-1A
                                              EXHIBIT 1 UNDER ITEM 601/ REG. S-K

                                    EXHIBIT B

                                     to the

                                Distribution Plan

                             FEDERATED EQUITY FUNDS

                       (formerly, Federated Growth Trust)

                       FEDERATED SMALL CAP STRATEGIES FUND

                                 CLASS B SHARES

      This Distribution Plan is adopted by Federated Equity Funds (formerly, Federated Growth Trust) with respect to the Class of Shares of the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class B Shares of Federated Small Cap Strategies Fund held during the month.

      Witness the due execution hereof this 1st day of June, 1995.

                                    FEDERATED EQUITY FUNDS
                                    (formerly, Federated Growth Trust)



                                    By: /S/GLEN R. JOHNSON
                                       ---------------------------------
                                           President